EXHIBIT 2.14

                              [AccessIT Letterhead]



                                 August 29, 2005


To:  The Investors listed on Schedule A attached hereto (the "INVESTORS")


         Re:  Access Integrated Technologies, Inc.

Ladies and Gentlemen:

     Reference is made to the 7% convertible debentures due 2009 (the "DEBENTURES") and the accompanying warrants (the "OLD WARRANTS") purchased in February 2005 by the Investors from Access Integrated Technologies, Inc. (the "COMPANY") pursuant to the Securities Purchase Agreement and the various Warrant Agreements, each dated as of February 9, 2005, among the Company and the Investors (the "OLD SECURITIES PURCHASE AGREEMENT" and the "OLD WARRANT AGREEMENTS," respectively). The Debentures are convertible into, and the Old Warrants are exercisable for, shares of the Company's Class A common stock (the "COMMON STOCK"). The resale by the Investors of the shares of Common Stock underlying the Debentures and the Old Warrants has been registered by the Company on its Registration Statement on Form S-3, Registration No. 333-123279, which was declared effective by the Securities and Exchange Commission (the "SEC") on March 21, 2005 pursuant to the Registration Rights Agreement dated as of February 9, 2005 among the Company and the Investors (the "OLD REGISTRATION RIGHTS AGREEMENT"). The Company and the Investors, collectively, wish to alter the nature of the investment in the Company made by the Investors. This letter (the "AGREEMENT") sets forth the agreement of the Company and the Investors with respect to the transactions contemplated hereby and shall be effective as of the date hereof.

     1.   ACTIONS TO BE TAKEN BY INVESTORS. Each of the Investors agrees:

          a. to convert all of its Debentures, in accordance with their terms, as promptly as reasonably practicable following the Effective Date (as that term is defined in Section 5 below) and in any event within three (3) business days following the Effective Date;

          b. to exercise all of their Old Warrants, in accordance with their terms, paying the exercise price for such exercise in cash as promptly as reasonably practicable following the Effective Date and in any event within three (3) business days following the Effective Date;

          c. upon such conversion and exercise and the obtaining of the Applicable Shareholder Approval (as defined in Section 2(a)
               below), to enter into warrant agreements (the "NEW WARRANT AGREEMENTS") with the Company pursuant to which the Company will issue to the Investors Series A warrants, as more specifically described below in Section 8 of this Agreement (the "NEW WARRANTS"), to purchase an aggregate of 760,196 shares of Common Stock (the "WARRANT SHARES"), allocated among the Investors as set forth on SCHEDULE A attached hereto;

          d. upon such conversion and exercise and the obtaining of the Applicable Shareholder Approval, to enter into a registration rights agreement (the "NEW REGISTRATION RIGHTS AGREEMENT") with the Company as more specifically described below in Section 2(h) and Section 9 of this Agreement; and

          e. to take any and all actions reasonably required to complete the actions contemplated in Sections 1(a)-(d) above.

     2.   ACTIONS TO BE TAKEN BY THE COMPANY. The Company agrees:

          a. to submit to its shareholders for approval by written consent the issuance of the New Shares and the New Warrants (the "APPLICABLE SHAREHOLDER APPROVAL") and the listing of the New Shares and the Warrant Shares on the American Stock Exchange ("AMEX");

          b. to prepare, file with the SEC and distribute to its shareholders, as promptly as reasonably practicable, and in accordance with the applicable rules and regulations of the SEC, an Information Statement on Schedule 14C (the "INFORMATION STATEMENT") relating to the Applicable Shareholder Approval contemplated by Section 2(a);

          c. to obtain, as promptly as reasonably practicable after the expiration of any applicable time periods following distribution of the Information Statement which may be required by Regulation 14C of the SEC, execution of a written consent embodying the Applicable Shareholder Approval by the holders of a sufficient number of shares of Common Stock and/or Class B common stock of the Company to cause its adoption;

          d. upon conversion of the Debentures and exercise of the Old Warrants by the Investors, but subject to the provisions of
               Section 4 below, to deliver to each Investor the appropriate numbers of shares into which its Debentures are convertible, and for which its Old Warrants are exercisable, as set forth on SCHEDULE A attached hereto;

          e. to use commercially reasonable efforts to deliver the certificates representing the shares of Common Stock into which the Debentures are converted, and for which the Old Warrants are exercised, electronically by crediting the account of the Investor's prime broker with the Depository Trust Company ("DTC") through DTC's Deposit Withdrawal Agent Commission System if the Company is a participant in such system, and otherwise in accordance with the applicable provisions of the Debentures and the Old Warrant Agreements;

          f. upon conversion of the Debentures and exercise of the Old Warrants, and the obtaining of the Applicable Shareholder Approval, but subject to the provisions of Section 5 and Section 6 below, to issue to the Investors an aggregate of 71,359 shares of Common Stock (the "NEW SHARES"), allocated among the Investors as set forth on SCHEDULE A attached hereto;

          g. upon conversion of the Debentures, exercise of the Old Warrants and the obtaining of the Applicable Shareholder Approval, but subject to the provisions of Section 5 and Section 6 below, to enter into the New Warrant Agreements with the Investors and, subject to the provisions of Section 5 and Section 6 below, to issue the New Warrants to the Investors;

          h.   upon  the  conversion  of the  Debentures,  exercise  of the  Old
               Warrants and the obtaining of the Applicable Shareholder Approval, to enter into the New Registration Rights Agreement with the Investors and to register with the SEC the resale by the Investors of the New Shares and the Warrant Shares, as more specifically described below in Section 9 of this Agreement;

          i.   to seek  listing of the New Shares and the  Warrant  Shares  with
               AMEX  as  promptly  as  reasonably   practicable   following  the
               obtaining of the Applicable Shareholder Approval;

          j. to prepare and file with the SEC, within four (4) business days following the date hereof, an appropriate Current Report on Form 8-K with respect to the transactions contemplated by this Agreement; and

          k. to take any and all actions reasonably required to complete the actions contemplated in Sections 2(a)-(j) above.

     3. WAIVER OF EXERCISE DATE OF OLD WARRANTS. The Company and the Investors hereby waive the requirement that the Old Warrants not be exercisable until September 9, 2005 pursuant to the terms of the Old Warrant Agreements and the Old Warrants and agree that the Old Warrants may be exercised following the Effective Date in connection with, and to the extent necessary to effectuate the terms of, this Agreement and for no other purpose.

     4. DELAY IN ISSUANCE OF CERTAIN SHARES OF COMMON STOCK UNDERLYING THE DEBENTURES. Pursuant to AMEX rules, in order for sufficient shares of Common Stock to be issued upon full conversion of the Debentures, the Company needs to seek listing of an aggregate of 14,008 additional shares of Common Stock after obtaining the approval of its shareholders for the issuance of such additional shares (the "AMEX SHARES"). The Company expects to obtain such shareholder approval (the "AMEX SHARE APPROVAL") at its annual meeting of shareholders scheduled to be held on September 15, 2005 and to seek listing of the AMEX Shares promptly thereafter. The Investors acknowledge and agree that, in connection with the conversion of the Debentures: (a) only shares of Common Stock already listed with the AMEX for issuance upon the conversion of the Debentures may be issued immediately upon such conversion and the AMEX Shares will not be issued until such listing is authorized by the AMEX and (b) accordingly, the aggregate number of AMEX Shares for which issuance will be delayed as described in this Section 4 shall be allocated among the Investors as set forth on SCHEDULE A attached hereto.

     5. CONTRACTUAL DELAY IN ISSUANCE OF NEW SHARES AND WARRANTS. Pursuant to a Securities Purchase Agreement dated as of July 19, 2005 to which the Company is a party (the "JULY PURCHASE AGREEMENT"), the Company is contractually obligated not to issue securities, such as the New Shares and the New Warrants, until the Registration Statement on Form S-3, Registration No. 333-127673, filed with the SEC pursuant to the July Purchase Agreement, is declared effective by the SEC (the "EFFECTIVE DATE"). The Investors acknowledge and agree that neither any New Shares nor any New Warrants will be issued until such time as such issuance would not cause the Company to breach the obligation in the July Purchase Agreement described in this Section 5.

     6. DELAY IN ISSUANCE OF NEW SHARES AND WARRANTS PENDING APPROVAL AND LISTING. The Investors acknowledge and agree that neither any New Shares nor any New Warrants will be issued until such time as the Applicable Shareholder Approval has been obtained and the listing of the New Shares and the Warrant Shares on the AMEX contemplated by
          Section 2(i) has been authorized by the AMEX.

     7. THE NEW SHARES. The New Shares shall consist of authorized but unissued shares of Common Stock and are being issued to the Investors in reliance on Section 4(2) of the Securities Act of 1933, as amended (the "SECURITIES ACT") and Rule 506 promulgated thereunder.

     8.   THE NEW WARRANT AGREEMENTS, THE NEW WARRANTS AND THE WARRANT SHARES.

          a. The New Warrant Agreements, the New Warrants and the Warrant Shares are being issued to the Investors in reliance on Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

          b. The New Warrant Agreements and the New Warrants shall contain substantially the same terms and conditions as the Old Warrant Agreements and the Old Warrants, respectively, with the following exceptions:

               (i) The New Warrant Agreements and the New Warrants shall be dated as of the date hereof and any subsequent dates or time periods referred to therein shall be calculated from the date hereof;

               (ii) The number of Warrant Shares shall be reflected in lieu of the number of shares for which the Old Warrants are exercisable;

               (iii)The exercise  price per share of the New  Warrants  shall be
                     $11.39; and

               (iv) The New Warrants shall be exercisable immediately upon issuance.

          c. The Warrant Shares shall consist of authorized but unissued shares of Common Stock, duly reserved by the Company for issuance in accordance with the terms of the New Warrant Agreements and the New Warrants.

     9. REGISTRATION OF THE RESALE OF THE NEW SHARES AND THE WARRANT SHARES. The New Registration Rights Agreement shall contain substantially the same terms and conditions as the Old Registration Rights Agreement, with the following exceptions:

          a. The New Registration Rights Agreement shall be dated as of the date hereof and, except as provided in Section 9(c) below, any subsequent dates or time periods referred to therein shall be calculated from the date hereof;

          b. The registrable securities reflected in the New Registration Rights Agreement shall consist of the New Shares and the Warrant Shares; and

          c. The initial filing of the registration statement required by the New Registration Rights Agreement shall be made by the Company as promptly as reasonably practicable but in no event later than fifteen (15) days from the date on which the Applicable Shareholder Approval is obtained.

     10. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants that the signators to the Undertaking attached hereto as EXHIBIT A own sufficient shares of Common Stock and/or Class B common stock of the Company to cause the Applicable Shareholder Approval and the AMEX Share Approval to be obtained. The Company hereby confirms that the representations and warranties made by it in Section 3.1 of the Old Securities Purchase Agreement, as applicable to the transactions contemplated by this Agreement, are true and accurate as of the date hereof, subject to any changes noted in the updated disclosure schedules attached hereto as EXHIBIT B.

     11.  REPRESENTATIONS   AND  WARRANTIES  OF  THE  INVESTORS.   Each  of  the
          Investors, severally and not jointly, hereby:

          a. confirms that the representations and warranties made by it in Sections 3.2(b), (c), (d), (e) and (g) of the Old Securities
               Purchase Agreement, relating to each Investor's status in connection with the private placement exemption relied upon by the Company in issuing the New Shares, New Warrants and Warrant Shares, are true and accurate as of the date hereof; and

          b. represents and warrants that it will not directly or indirectly, nor will any persons acting on behalf of or pursuant to any understanding with such Investor engaged in any disposition of the securities of the Company (including, without limitation, any shorts sales involving the Company's securities) from the period beginning August 24, 2005 until the time that the transactions contemplated by this Agreement are publicly disclosed by the Company in the Current Report contemplated by Section 2(j) above.

               Each Investor covenants to maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction); provided, that the foregoing shall not be deemed to restrict discussions with, or disclosures to, the other parties to this Agreement.

     12. OTHER AGREEMENTS OF THE PARTIES. The Company and each Investor hereby agree that the New Shares, the New Warrants and the Warrant Shares shall be subject to transfer restrictions and legending requirements and related provisions substantially equivalent to those set forth in
          Section 4.1 of the Old Securities Purchase Agreement.

     13. AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

     14. HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     15. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Investor. Any Investor may assign any or all of its rights under this Agreement to any person to whom such Investor assigns or transfers any New Shares, New Warrants or Warrant Shares, provided such transferee agrees in writing to be bound, with respect to such transferred securities, by the provisions hereof that apply to the "Investors."

     16. GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

     17. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

     18. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     19. CONSTRUCTION; STATUS. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto. The parties also agree that the Investors are not acting as part of a "group" (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended) in negotiating and entering into this Agreement or acquiring, disposing of or voting any of the New Shares, the Warrant Shares or the shares of Common Stock issued upon conversion of the Debentures or exercise of the Old Warrants. The Company hereby confirms that it understands and agrees that the Investors are not acting as part of any such group.


             [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         Please indicate your agreement with the above terms by signing below.

                                  Very truly yours,

                                  ACCESS INTEGRATED TECHNOLOGIES, INC.


                                  By:  /s/ A. Dale Mayo
                                       -----------------------------------------
                                       Name: A. Dale Mayo
                                       Title: CEO

Investors:

ALEXANDRA GLOBAL
MASTER FUND, LTD.


By:  /s/ Vishal Breuyani
     ---------------------------------------------
     Name:Vishal Breuyani
     Title: Portfolio Manager


AG DOMESTIC CONVERTIBLES, L.P.


By:  /s/ Fred Berger
     ---------------------------------------------
     Name: Fred Berger
     Title: Authorized Signatory


AG OFFSHORE CONVERTIBLES, LTD.

By:  /s/ Fred Berger
     ---------------------------------------------
     Name: Fred Berger
     Title: Authorized Signatory




                 Signature Page 1 of 2 to the Letter Agreement

BASSO MULTI-STRATEGY
HOLDING FUND, LTD.


By:  /s/ Howard I. Fischer
     ------------------------------------------------
     Name: Howard I. Fischer
     Title: Authorized Representative


BASSO PRIVATE OPPORTUNITY
HOLDING FUND LTD.


By:  /s/ Howard I. Fischer
     ------------------------------------------------
     Name: Howard I. Fischer
     Title: Authorized Signatory


CATALYST ASSOCIATES, L.P.


By:  /s/ Michael R. Bruce  /s/ Donald E. Hamilton
     --------------------------------------------
     Name: Michael R. Bruce and Donald E. Hamilton
     Title: Managing Members of the General
             Partner CAT Partners LLC


PEQUOT SCOUT FUND
By: Pequot Capital Management, Inc.


By:  /s/ Daniel Fishbane
     ---------------------------------------------
     Name: Daniel Fishbane
     Title: CFO


PEQUOT NAVIGATOR ONSHORE FUND
By: Pequot Capital Management, Inc.


By:  /s/ Daniel Fishbane
     ---------------------------------------------
     Name: Daniel Fishbane
     Title: CFO



                 Signature Page 2 of 2 to the Letter Agreement


                                                                      SCHEDULE A

---------------------------------------------------- ------------------ ------------------- ------------ ------------- -------------
                                                       SHARES TO BE        SHARES TO BE                                 AMEX SHARES
                                                        ISSUED UPON        ISSUED UPON                                  SUBJECT TO
                                                       CONVERSION OF     EXERCISE OF OLD                   WARRANT       DELAYED
             INVESTOR NAME AND ADDRESS                  DEBENTURES           WARRANTS       NEW SHARES      SHARES       ISSUANCE
             -------------------------                  ----------           --------           ------      ------       --------
---------------------------------------------------- ------------------ ------------------- ------------ ------------- -------------
---------------------------------------------------- ------------------ ------------------- ------------ ------------- -------------
Alexandra Global Master Fund, Ltd.                         184,275              55,283          7,042        75,020           1,383
c/o Alexandra Investment Management
LLC, 767 Third Avenue, 39th Floor
New York, New York 10017
---------------------------------------------------- ------------------ ------------------- ------------ ------------- -------------
---------------------------------------------------- ------------------ ------------------- ------------ ------------- -------------
AG Domestic Convertibles, L.P.
245 Park Avenue, 26th Floor                                128,993              38,698          4,929        52,514             969
New York, New York 10167
---------------------------------------------------- ------------------ ------------------- ------------ ------------- -------------
---------------------------------------------------- ------------------ ------------------- ------------ ------------- -------------
AG Offshore Convertibles, Ltd.
245 Park Avenue, 26th Floor                                239,558              71,867          9,155        97,525           1,797
New York, New York 10167
---------------------------------------------------- ------------------ ------------------- ------------ ------------- -------------
---------------------------------------------------- ------------------ ------------------- ------------ ------------- -------------
Basso Multi-Strategy Holding Fund Ltd.
1266 East Main Street                                      622,850             186,855         23,802       253,565           4,670
Stamford, Connecticut 06902
---------------------------------------------------- ------------------ ------------------- ------------ ------------- -------------
---------------------------------------------------- ------------------ ------------------- ------------ ------------- -------------
Basso Private Opportunity
Holding Fund Ltd.
1266 East Main Street                                      175,676              52,702          6,713        71,518           1,318
Stamford, Connecticut 06902
---------------------------------------------------- ------------------ ------------------- ------------ ------------- -------------
---------------------------------------------------- ------------------ ------------------- ------------ ------------- -------------
Catalyst Associates, L.P.
20 West Avenue                                             147,420              44,226          5,634        60,015           1,106
Darien, Connecticut 06820
---------------------------------------------------- ------------------ ------------------- ------------ ------------- -------------
---------------------------------------------------- ------------------ ------------------- ------------ ------------- -------------
Pequot Scout Fund
c/o Pequot Capital Management, Inc.
500 Nyala Farm Road                                        223,071              66,921          8,525        90,813           1,674
Westport, Connecticut 06080
---------------------------------------------------- ------------------ ------------------- ------------ ------------- -------------
---------------------------------------------------- ------------------ ------------------- ------------ ------------- -------------
Pequot Navigator Onshore Fund
c/o Pequot Capital Management, Inc.
500 Nyala Farm Road                                        145,479              43,644          5,559        59,226           1,091
Westport, Connecticut 06080
---------------------------------------------------- ------------------ ------------------- ------------ ------------- -------------
---------------------------------------------------- ------------------ ------------------- ------------ ------------- -------------
Totals                                                   1,867,322             560,196         71,359       760,196          14,008
---------------------------------------------------- ------------------ ------------------- ------------ ------------- -------------


                                    EXHIBIT A

                                   Undertaking

                                   UNDERTAKING


A. Access Integrated Technologies, Inc. (the "COMPANY") is entering into an agreement, dated as of the date hereof, with certain investors in the Company named on SCHEDULE A to such agreement (the "INVESTORS"), pursuant to which, among other things, (i) the Investors agree to (A) convert all of the 7% convertible debentures due 2009 of the Company held by them (the "DEBENTURES") and (B) exercise all of the warrants previously issued to them by the Company pursuant to Warrant Agreements, dated as of February 9, 2005 (the "OLD WARRANTS"), and (ii) the Company agrees to issue to the Investors (A) an aggregate of 71,359 shares of its Class A common stock (the "NEW SHARES") and
(B) Class A warrants (the "NEW WARRANTS") to purchase an aggregate of 760,196 shares of its Class A common stock (the "WARRANT SHARES") (the "AGREEMENT").

B. Before the Company may issue 14,008 of the shares of common stock to be issued upon full conversion of the Debentures (the "AMEX Shares"), it must obtain shareholder approval for the issuance of the AMEX Shares and the listing of the AMEX Shares on the American Stock Exchange (the "AMEX SHARE APPROVAL"). The Company expects to obtain the AMEX Share Approval at its 2005 Annual Meeting of Stockholders scheduled to be held on September 15, 2005 (the "ANNUAL MEETING").

C. Before the Company may issue the New Shares and the New Warrants to the Investors pursuant to the Agreement, it must obtain shareholder approval for the issuance of the New Shares and the New Warrants and the listing of the New Shares and the Warrant Shares on the American Stock Exchange (the "APPLICABLE SHAREHOLDER APPROVAL"). The Company expects to obtain the Applicable Shareholder Approval by written consent pursuant to Delaware law and Regulation 14C of the Securities and Exchange Commission.

D. As an inducement to the Investors' willingness to enter into the Agreement and convert their Debentures and exercise their Old Warrants prior to the obtaining of the AMEX Share Approval and the Applicable Shareholder Approval, each of the undersigned shareholders of the Company (each, a "SHAREHOLDER", and, collectively, the "SHAREHOLDERS") is executing this undertaking (the "UNDERTAKING") for the benefit of the Investors.

         NOW, THEREFORE, intending to be legally bound hereby, the Shareholders agree as follows:

1. Each Shareholder represents and warrants as to himself or itself, separately and not jointly, that (i) he or it was the owner of that number of shares of the Class A and/or Class B common stock of the Company set forth beneath his or its signature below on the record date for the Annual Meeting and is the owner of all such shares on the date hereof, (ii) that he or it has full power to vote all of such shares, and (iii) that he or it will retain ownership of, and full voting power with respect to, all of such shares through the record date for the Applicable Shareholder Approval.

2. Each Shareholder agrees, separately and not jointly, that he or it will vote all shares of Class A and/or Class B common stock of the Company set forth below his or its signature below for (i) approval of the issuance of the AMEX Shares and the listing of the AMEX Shares on the American Stock Exchange at the Annual Meeting, and (ii) approval of the issuance of the New Shares and the New

Warrants to the Investors in accordance with the terms of the Agreement and the listing of the New Shares and the Warrant Shares on the American Stock Exchange in connection with the Company's obtaining of the Applicable Shareholder Approval.

3. Each Shareholder agrees that his or its voting agreement set forth in Section 2 above is irrevocable and shall be deemed to be coupled with an interest.

4. This Undertaking shall terminate upon the earlier to occur of (i) the obtaining of the Applicable Shareholder Approval, or (ii) any termination of the Agreement.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Undertaking has been executed by each of the undersigned Shareholders, or a duly authorized officer thereof, as applicable, as of this _____ day of August, 2005.

SHAREHOLDERS:

A. DALE MAYO


By:    /s/ A. Dale Mayo
       ----------------------------------------------
Name:  A. Dale Mayo
No. of Shares Owned: Class A*: 9,602 Class B*: 925,811


MIDMARK EQUITY PARTNERS II, L.P.
By:  MidMark Investments, Inc.


By:    /s/ Matthew Finlay
      -----------------------------------------------
Name: Matthew Finlay
Title: Director
No. of Shares Owned: Class A*: 2,214,879 Class B*: 0


BRETT E. MARKS


By:    /s/ Brett E. Marks
       ----------------------------------------------
Name:  Brett E. Marks
No. of Shares Owned: Class A*: 533,563 Class B*: 0


KEVIN J. FARRELL

By:    /s/ Kevin J. Farrell
      ------------------------------------------------
Name:  Kevin J. Farrell
No. of Shares Owned: Class A*: 305,000 Class B*: 0





---------------------------------------------
*The holders of shares of Class A common stock are entitled to 1 vote for each share held. The holders of shares of Class B common stock are entitled to 10 votes for each share held.

                                    EXHIBIT B

                          Updated Disclosure Schedules

                          UPDATED DISCLOSURE SCHEDULES

         The Updated Disclosure Schedules set forth herein, have been revised by the Company to reflect changes to the Disclosure Schedules attached to the Old Securities Purchase Agreement, dated as of February 9, 2005, among the Company and the Investors (the "Agreement") which would be required to be made to make the representations and warranties made by the Company in Section 3.1 to the Old Securities Purchase Agreement, as applicable to the transactions contemplated by this Agreement, true and accurate as of the date hereof. Unless otherwise noted herein, capitalized terms used in the Updated Disclosure Schedules, but not defined therein, shall have the same meanings assigned to such terms in this Agreement.

SCHEDULE 3.1(A)

                              LIST OF SUBSIDIARIES


     1.   Access  Digital Media, Inc., a wholly owned subsidiary of the Company.

     2. Core Technology Services, Inc., a wholly owned subsidiary of the Company.

     3.   Hollywood Software, Inc., a wholly owned subsidiary of the Company.

     4.   ADM Cinema Corporation, a wholly owned subsidiary of the Company.

     5. FiberSat Global Services, Inc., a wholly owned subsidiary of the Company.

     6. Christie/AIX, Inc., a wholly owned subsidiary of Access Digital Media, Inc.

Pursuant to the following agreements, the Company has granted a security interest in all of the issued and outstanding capital stock of Hollywood Software, Inc. to David Gajda and Robert Jackovich, as secured parties:

                  1. Stock Purchase Agreement, dated as of July 17, 2003, as amended, among the Company, Hollywood Software, Inc., David Gajda and Robert Jackovich

                  2. Secured Promissory Note dated November 3, 2003 issued by the Company to David Gajda

                  3. Secured Promissory Note dated November 3, 2003 issued by the Company to Robert Jackovich

                  4. Pledge and Security Agreement, dated as of November 3, 2003, between the Company and David Gajda and Robert Jackovich

SCHEDULE 3.1(C)

                           AUTHORIZATION; ENFORCEMENT


1. The Company obtained the written consent of David Gajda and Robert Jackovich to deem the indebtedness to be incurred by the Company in connection with and under the Debentures to be "Permitted Indebtedness" as such term is defined and construed in each of the
              (a) Secured Promissory Note, dated as of November 14, 2003 made by the Company in favor of David Gajda, (b) Secured Promissory Note, dated as of November 14, 2003 made by the Company in favor of Robert Jackovich and (c) Pledge and Security Agreement, dated as of November 14, 2003, among the Company, David Gajda, Robert Jackovich and American Stock Transfer & Trust Company.

2. The Company is required to obtain shareholder approval for the issuance of the AMEX Shares and the listing of the AMEX Shares on the American Stock Exchange ("AMEX"). The Company expects to obtain the AMEX Share Approval at its 2005 Annual Meeting of Stockholders scheduled to be held on September 15, 2005.

3. The Company is required to obtain shareholder approval for the issuance of the New Shares and the New Warrants and the listing of the New Shares and the Warrant Shares on the AMEX. The Company expects to obtain the applicable shareholder approval by written consent pursuant to Delaware law and Regulation 14C of the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder (the "Exchange Act").

SCHEDULE 3.1(E)

                         FILINGS, CONSENTS AND APPROVALS



1. The Company is required to obtain shareholder approval for the issuance of the AMEX Shares and the listing of the AMEX Shares on the AMEX. The Company expects to obtain the AMEX Share Approval at its 2005 Annual Meeting of Stockholders scheduled to be held on September 15, 2005.

2. The Company is required to obtain shareholder approval for the issuance of the New Shares and the New Warrants and the listing of the New
         Shares and the Warrant Shares on the AMEX. The Company expects to obtain the applicable shareholder approval by written consent pursuant to Delaware law and Regulation 14C of the Exchange Act.


                                                                 SCHEDULE 3.1(G)

                                                                 CAPITALIZATION
                                                                                                             ISSUED &
                                                                                     AUTHORIZED            OUTSTANDING


Class A Common Stock, Par Value $.001                                                       40,000,000          11,473,704  (1)
Class B Common Stock, Par Value $.001                                                       15,000,000             925,811  (2)
Undesignated Common Stock, Par Value $.001                                                  25,000,000                  --

    TOTAL COMMON STOCK                                                                      80,000,000          12,399,515

Undesignated Preferred Stock, Par Value $.001                                               15,000,000                  --

     TOTAL PREFERRED STOCK                                                                  15,000,000                  --

     TOTAL CAPITAL STOCK                                                                    95,000,000          12,399,515
POTENTIALLY ISSUABLE (3):
Stock Options                                                                                  850,000             850,000
      Plus: options issued pending shareholder approval                                                             91,897
IPO Underwriter's Warrants                                                                     120,000              39,608

Conversion of Subordinated Convertible Notes, each dated March 24, 2004                        307,871             307,871
Warrants issued in connection with June 2004 private placement                                 304,375             291,875
Conversion of Convertible Debentures, each dated February 9, 2005                            1,867,322           1,867,322
Warrants issued in connection with Convertible Debentures, each dated February 9, 2005         560,196             560,196
Shares issuable as payment of interest on Convertible Notes                                    456,936             456,936
Warrants issued in connection with July 2005 private placement
                                                                                               477,275             477,275
TOTAL POTENTIALLY ISSUABLE                                                                   4,851,083           4,942,980
TOTAL POTENTIALLY O/S SHARES                                                                99,851,083          17,342,495


(1) Net of 51,440  shares  purchased by the Company and held as treasury  stock.
(2) Class B shares are supervoting 10:1 and are convertible to Class A at any time on a 1:1 basis.
(3) Excludes contingently issuable shares related to: Hollywood Software, Inc. earn-out, Hollywood Software, Inc. price protection, Core Technology Services, Inc. earn-out, Core Technology Services, Inc. price protection, FiberSat Global Services, Inc. earn-out, FiberSat Global Services, Inc. price protection, notes exchange, IPO Underwriter's Warrants price protection and June 2004 privately placed Warrants price protection. The amount of these shares is currently not determinable.

ISSUANCES OF CAPITAL STOCK SINCE JUNE 30, 2005 (FILING PERIOD COVERED IN MOST RECENT FORM 10-QSB FILING):


1. 1,909,115 shares of Common Stock were issued on July 19, 2005, pursuant to a private placement (see Form 8-K (file no. 001-31810) filed with the Commission on July 22, 2005).

UPON THE ISSUANCE AND SALE OF THE SECURITIES, THE COMPANY (A) MAY BE REQUIRED TO ADJUST THE RESPECTIVE EXERCISE PRICES OF, AND (B) MAY BE OBLIGATED TO ISSUE
ADDITIONAL SHARES OF COMMON STOCK UNDER, THE FOLLOWING OUTSTANDING WARRANTS WHICH ARE EXERCISABLE FOR SHARES OF COMMON STOCK:

1. Warrants, exercisable for up to 39,608 shares of Common Stock, issued pursuant to the Underwriter's Warrant Agreement, dated as of November 14, 2003 between the Company and Joseph Gunnar & Co., LLC.(1)

2. Warrants, exercisable for up to 291,875 shares of Common Stock, issued in connection with the Company's private placement dated June 4, 2004.(2)



OTHER APPROVALS:

1. The Company is required to obtain shareholder approval for the issuance of the AMEX Shares and the listing of the AMEX Shares on the AMEX. The Company expects to obtain the AMEX Share Approval at its 2005 Annual Meeting of Stockholders scheduled to be held on September 15, 2005.

2. The Company is required to obtain shareholder approval for the issuance of the New Shares and the New Warrants and the listing of the New
         Shares and the Warrant Shares on the AMEX. The Company expects to obtain the applicable shareholder approval by written consent pursuant to Delaware law and Regulation 14C of the Exchange Act.


3.       VOTING AGREEMENTS:

         See the Undertaking attached as Exhibit A to the Agreement.

--------------------------------------

(1) The exercise price of these warrants is subject to weighted average adjustments for issuances of shares of Common Stock at a price less than the lesser of the exercise price then in effect or the "market price" of the Common Stock on the date immediately prior to such issuance. The initial unadjusted exercise price of these warrants was $6.25 per share of Common Stock.

(2) Each of these warrants provides that the exercise price is subject to weighted average adjustments for issuances of shares of Common Stock for less than $4.00 per share. The initial unadjusted exercise price of each of these warrants was $4.80 per share of Common Stock.

SCHEDULE 3.1(N)
                                 TITLE TO ASSETS
Equipment Leases:

- $248,927 remaining principal at 6/30/05 under a lease between FiberSat Global Services, Inc. and GE Capital, covering certain equipment used in FiberSat's satellite operations.

- $7,894 remaining principal at 6/30/05 under a lease between Core Technology Services and American Express, covering certain computer equipment for use in Core Technology Services' operations.

- $1,293 remaining principal at 6/30/05 under a lease between Core Technology Services and Avaya, covering certain computer equipment for use in Core Technology Services' operations.

SCHEDULE 3.1(S)

                                  CERTAIN FEES


The Company has agreed to pay to Roth Capital Partners, LLC in connection with the transactions contemplated by this Agreement an advisory fee in the amount of $100,000, payable in shares of Common Stock with a market value of $100,000, based on the closing price of the Common Stock on the date of this Agreement.

SCHEDULE 3.1(T)


1. The Company is required to obtain shareholder approval for the issuance of the AMEX Shares and the listing of the AMEX Shares on the AMEX. The Company expects to obtain the AMEX Share Approval at its 2005 Annual Meeting of Stockholders scheduled to be held on September 15, 2005.

2. The Company is required to obtain shareholder approval for the issuance of the New Shares and the New Warrants and the listing of the New
         Shares and the Warrant Shares on the AMEX. The Company expects to obtain the applicable shareholder approval by written consent pursuant to Delaware law and Regulation 14C of the Exchange Act.

 SCHEDULE 3.1(Z)
                                   INTEGRATION


On November 8, 2004, the Company sold 282,776 shares of Common Stock to two "accredited investors" pursuant to the Rule 506 private placement exemption under the Securities Act (the "November 2004 Offering"). The November 2004 Offering may be integrated under the Securities Act with the offer and sale of securities to be issued in connection with this Agreement. The American Stock Exchange approved for listing the securities offered and sold pursuant to the November 2004 Offering, and a condition to consummation of the transactions contemplated by this Agreement is that the American Stock Exchange approves the offer and sale of the securities to be issued at the Closing.

On July 19, 2005, the Company sold 2,386,390 shares of Common Stock including 477,275 shares of Common Stock underlying warrants, to 24 "accredited investors" pursuant to Rule 506 private placement exemption under the Securities Act (the "July 2005 Offering). The July 2005 Offering may be integrated under the Securities Act with the offer and sale of securities to be issued in connection with this Agreement.

The Company is required to obtain shareholder approval for the issuance of the New Shares and the New Warrants and the listing of the New Shares and the Warrant Shares on the AMEX. The Company expects to obtain the applicable shareholder approval by written consent pursuant to Delaware law and Regulation 14C of the Exchange Act.

SCHEDULE 4.9
                               USE OF NET PROCEEDS


Gross Proceeds - Warrant Exercises                            $2,487,270

Less:
AMEX Listing Fee                                                  16,631
Legal, Accounting and other professional fees                    100,000
                                                                 -------

Working Capital for the Company and its Subsidiaries          $2,370,639